                                                                      EXHIBIT 11


                        GREEN OASIS ENVIRONMENTAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                                                           Period
                                                                                                                            From
                                                                                                                          September
                                                                                                                          24, 1991
                                                           Three Months Ended                 Six Months Ended          (Inception)
                                                                June 30,                          June 30,                 Through
                                                    ----------------------------------  -----------------------------      June 30,
                                                         1997               1996            1997           1996             1997
                                                    ----------------   --------------  -------------- --------------  -----------
INCOME (LOSS)
     Net loss before extraordinary items               $  (739,529)        $ (168,945)   $   (38,083)  $  (263,363)     $(6,341,622)
     Dividends on preferred shares                           2,000              3,080          2,000         3,080          150,198
                                                       -----------         ----------    -----------   -----------      -----------
                                                          (741,529)          (172,025)       (40,083)     (266,443)       6,491,820)
     Extraordinary gain                                          -            265,971        115,577       265,971          781,111
                                                       -----------         ----------    -----------   -----------      -----------
     Loss applicable to common stock                   $  (741,529)        $   93,946    $    75,494   $      (472)     $ 5,710,709)
                                                       ===========         ==========    ===========   ===========      ===========
PRIMARY
  INCOME (LOSS) PER SHARE
     Net income (loss) before extraordinary gain       $     (0.11)        $    (0.03)   $      (0.0)  $     (0.05)     $     (1.48)
     Extraordinary gain                                          -               0.05           0.02          0.05             0.18
                                                       ===========         ==========    ===========   ===========      ===========

       Primary income (loss) per common share          $     (0.11)        $     0.02    $      0.01   $         -      $     (1.30)
                                                       ===========         ==========    ===========   ===========      ===========
Shares (1)
     Weighted average number of common
       shares outstanding                                6,465,134          5,205,930      6,796,693     5,189,357        4,379,378
                                                       ===========         ==========    ===========   ===========      ===========
FULLY DILUTED
  INCOME (LOSS) PER SHARE
     Net income (loss) before extraordinary gain            N/A (3)        $    (0.03)   $     (0.01)  $     (0.05)          N/A (3)
     Extraordinary gain                                                          0.05           0.02          0.05
                                                                           ----------    -----------   -----------
       Fully diluted income (loss) per common
         share                                                             $     0.02    $       0.0   $         -
                                                                           ==========    ===========   ===========

INCOME (LOSS) FOR FULLY DILUTED EPS
     Net income (loss) before extraordinary gain                           $ (168,945)   $   (38,083)  $  (263,363)
     Preferred dividends                                                       (3,080)        (2,000)       (3,080)
     Interest expense adjustment for convertible debentures                    12,500              -        25,000
     Interest expense adjustments for convertible debt                             47              -            94
                                                                           ----------    -----------   -----------
                                                                             (159,478)       (40,083)     (241,349)
     Extraordinary gain                                                       265,971        115,577       265,971
                                                                           ----------    -----------   -----------
       Fully diluted income (loss) per common share                        $  106,493    $    75,494   $    24,622
                                                                           ==========    ===========   ===========

Shares (2)
     Weighted average number of common shares
       outstanding                                                          5,369,266      7,021,859   $ 5,347,693
                                                                           ==========    ===========   ===========


                        GREEN OASIS ENVIRONMENTAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                   EXHIBIT 11
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)

                                                                                                                          Period
                                                                                                                           From
                                                                                                                         September
                                                                                                                         24, 1991
                                                           Three Months Ended                Six Months Ended           (Inception)
                                                                June 30,                         June 30,                 Through
                                                    -----------------------------       ------------------------          June 30,
                                                        1997             1996              1997          1996              1997
                                                     ---------        ----------        ---------     ---------         ----------
     (1) Weighted average number of shares
           outstanding                               6,465,134         5,205,930        6,381,695     5,189,357         4,379,378
                                                     ---------         ---------        ---------     ---------         ---------
         Common stock equivalents
           Assume conversion of stock options
           and warrants, whose exercise price is
           less than average market price,
           are exercised                                    (3)                -          753,000             -                 -(3)

         Less assumed shares reacquired under
           Treasury Stock Method                             -                 -          338,002             -                 -
                                                     ---------         ---------        ---------     ---------        ----------

         Incremental number of shares                        -                 -          414,998             -                 -
                                                     ---------         ---------        ---------     ---------        ----------
           Denominator for primary earnings per
              share calculation                      6,465,134         5,205,930        6,796,693     5,189,357         4,379,378
                                                     =========         =========        =========     =========         =========
     (2) Weighted average number of shares
           outstanding                                                 5,205,930        6,381,695     5,189,357
                                                                       ---------        ---------     ---------
           Assume conversion of stock options
           and warrants, whose exercise price
           is less than the greater of average
           market price or end period price,
           are exercised                                                  70,000        1,439,088        70,000

         Less assumed shares reacquired under
\             Treasury Stock Method                                       44,617          798,924        44,617
                                                                       ---------        ---------     ---------

         Inrecmental number of shares                                     25,383          640,164        25,383

         Assume conversion of debenture                                    1,676                -         1,676
         Assume conversion of convertible debt                           100,000                -       100,000
         Assume conversion of interest accrued                            36,277                -        31,277
                                                                       ---------        ---------     ---------
         Denominator for fully diluted earnaings
           per share calcuation                                        5,369,266        7,021,859     5,347,693
                                                                       =========        =========     =========

     (3) Computation is antidilutive; presentation is omitted.